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        Exhibit 10.23.3


                              AMENDED AND RESTATED
                    RESIDENTIAL DISTRIBUTOR PROGRAM AGREEMENT

IT IS AGREED as of September, 1, 1998, by and between LCI International Telecom Corp., d.b.a. Qwest Communications Services ("Qwest"), a Delaware corporation, with a principal place of business at 1000 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202 and Quintelcomm, Inc., a Delaware corporation (hereinafter "Representative), whose address is One Blue Hill Plaza, Suite 500, Pearl River, New York 10965.

THIS AGREEMENT amends and restates in its entirety the agreement dated as of January 5, 1998 between the parties hereto.

1.       GRANT OF AUTHORITY

         a.) Quest appoints Representative as a non-exclusive representative in the territory set forth in Exhibit A to promote the sale of and solicit orders for the services defined in Exhibit A ("Services") and to obtain customers for such Services (a customer obtained by Representative shall be referred to as the "Customer"), all subject to the terms and conditions of this Agreement. Representative agrees to market the Services in accordance with the terms of this Agreement using the methods of Customer acquisition set forth in Exhibit
                  C. Qwest may 1) add to or delete from the Services, 20 change the tariffs or terms and conditions relating to the Services, or 3) change its requirements in connection with Verbal Authorizations and LOAs (as hereinafter defined) (collectively "Changes"); provided however, Qwest shall in the case of a Material Change (defined as any change in the oral or written marketing descriptions of the price or material terms and conditions of the Services used by Representative hereunder) that is not required as a result in a change in federal or state laws or regulations ("Laws"), provide Representative sixty (60) days prior written notice ("Notice") of such Material Change (and Representative's sole remedy for Qwest's failure to provide such Notice shall be the reimbursement of Representative's actual expenses in making the Material Change), and in the case of all other Changes, Qwest shall use commercially reasonable efforts to provide as much advance written notice as is practicable. In the event of a Material Change that is required by a change in Laws, Qwest and Representative shall share equally in the mutually agreed upon expenses Representative may incur in changing its oral or written materials. In the event of a Material Change or a material change in Qwest's nationwide, residential long distance service offerings, which, in either case, materially adversely impacts Representative's rights or obligations or ability to generate commissions hereunder, Representative shall provide written notice to Qwest and the parties shall work together in good faith to agree upon a course of action whereby both parties continue to receive the benefits expected under this Agreement, provided however, if the parties fail to reach such an agreement within thirty (30) days of such notice "Representative Discussion Period"), Representative may terminate this Agreement by written notice to Qwest given within ten (10) days following the Representative Discussion Period. In the event any federal or state action, by legislation,




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                  decision, order or otherwise, which materially adversely
                  effects Qwest's rights or obligations hereunder or the marketing and sales method used by the parties hereunder or materially increases the risk that the continuation of such marketing and sales methods will have a material adverse effect on Qwest's residential long distance business in that jurisdiction, Qwest shall provide written notice to Representative and the parties shall work together in good faith to agree upon a course of action whereby both parties continue to receive the benefits expected under this Agreement, provided however, if the parties fail to reach such an agreement within thirty (30) days of such notice ("Qwest Discussion Period"), Qwest may eliminate from Representative's marketing efforts the jurisdiction(s) in which the governmental action applies, by providing written notice to Representative given within ten (10) days following the Qwest Discussion Period, and if such jurisdiction as the federal government or if the foregoing procedure in the aggregate results in 33% or more of U.S. population being eliminated, Qwest may, upon ten (10) days written notice to Representative terminate this Agreement. Representative further agrees to secure and use at its own expense and within thirty (30) days from the date hereof, for the purpose of communication and electronic download of LOAs to Qwest, the equipment or its equivalent as outlined in Exhibit E. If Qwest offers, via nationwide third party sales representatives, 1) residential voice, data and fax long distance services not previously marketed by Qwest as of the date hereof, 2) or non-traditional telecommunications services for residential customers such as cellular, internet access or paging services, such services shall be made available to Representative to market on terms and conditions to be mutually agreed upon.

         b.) Representative shall only use those means of marketing and selling the Services which are set forth in Exhibit C or are agreed upon in the sales and marketing plan ("Plan"). Qwest reserves the right to approve all customer databases used by Representative that are not set forth in the initial Plan which approval or disapproval shall be consistent with Qwest's general residential marketing guidelines, strategies and objectives. Qwest acknowledges that it has approved the customer database described in Representative's letter dated December 30, 1997. Representative agrees to submit for approval by Qwest an updated Plan every ninety (90) days. Representative agrees to submit any changes in the Plan to Qwest for written approval, prior to any implementation by Representative. Qwest shall have ten (10) business days to approve the Plan, but any failure to so approve shall not be deemed approval. Thereafter, Qwest shall have five (5) business days to approve changes to the Plan and any failure to approve or disapprove the changes shall be deemed approval. If the parties cannot reach agreement on changes to the Plan, the previous Plan shall continue to apply. The initial proposed Plan and any changes or updates thereto shall include the identifying characteristics of each prospect class, segment or group proposed to be solicited, identified as specifically as possible by Representative including the approximate number of prospects therein ("Cell"). If Qwest does not approve the


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                  initial Plan, such disapproval shall be consistent with
                  Qwest's general residential marketing guidelines, strategies and objectives and Qwest shall provide to Representative the reasons for such disapproval. If the initial Plan is not approved within thirty (30) days of initial submission by Representative ("Plan Period"), Representative may terminate this Agreement by providing written notice within ten (10) days following the Plan Period. Solicitation by sweepstakes, contests, or drawings is not permitted by Representative, its employees, agents, or contractors under this Agreement without prior written approval from Qwest. Qwest understands that Representative will use premiums that are astrological in nature in connection with its solicitation process.

                  c.) Qwest shall have the right to remotely monitor inbound and outbound telemarketing calls performed by Representative hereunder. Following thirty (30) days of selling by Representative of a particular Cell, Qwest shall have the right to terminate all solicitations to that Cell as set forth below:

                           i.) If the "Billing Rate" for a Cell is less than {Confidential portion omitted and filed separately with the Commission} per month, Qwest may terminate all solicitations to that Cell pursuant to this Section 1.c.i upon written notice to the Representative. "Billing Rate" shall be defined as Billed Revenue from a Cell as measured over a 30-day period divided by the number of Customers in that Cell measured over the same 30-day period who had dial one Service during the entire thirty (30) day period and for whom an Installation Commission was payable hereunder. Representative shall have thirty (30) days from receipt of such notice to "cure" by increasing the Billing Rate to {Confidential portion omitted and filed separately with the Commission} or more per month for that Cell as measured over the 30-day cure period. If Representative fails to so cure, all solicitations to that Cell shall terminate upon written notice from Qwest to Representative.

                           ii.) If the "Churn Rate" for a particular Cell is greater than {Confidential portion omitted and filed separately with the Commission}, Qwest may terminate all solicitations to that Cell pursuant to this Section 1.c.ii upon written notice to Representative. "Churn Rate" shall be defined as the number of Customers from the Cell disconnecting from dial one Service during a thirty (30) day period ("Measuring Period") divided by the number of Customers from the Cell on dial one Service at the start of that Measuring Period. Measuring Periods in all instances shall begin on the same day of the week and for purposes of this Section 1.c.ii, a Cell must contain at least {Confidential portion omitted and filed separately with the Commission} Customers. Upon receipt of


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                                    written notice from Qwest, Representative
                                    shall have thirty (30) days to "cure" by maintaining the Churn Rate for that Cell during such 30 day cure period at {Confidential portion omitted and filed separately with the Commission} or less and achieving a Churn Rate for all new Customers for that Cell during such 30 day cure period at {Confidential portion omitted and filed separately with the Commission}.

         d.) The term "telemarketing" shall mean Representative's inbound and outbound telephone sales, with Representative initiating telephone calls to third parties for the purpose of marketing Qwest's Services to those third parties.

                  i.) All telemarketing services shall be in accordance with the highest professional standards.

                  ii.) Representative shall perform the telemarketing services in compliance with all applicable federal, state and local laws relating to telemarketing including, without limitation, compliance with all applicable third party verification procedures and regulations as required by the Federal Communications Commission (FCC) including, without limitation, 47 CFR Sections 64.1100 and 64.1200 of the FCC rules, as amended, and compilation of a "Do Not Call" list as legally required. As applicable under federal, state or local laws and regulations, Representative shall supply sales information to a third party verifier, at Qwest's option, or a third party verifier in accordance with an arrangement with Quest and a third party verification company approved by Qwest in writing.

                  iii.) Representative shall not use Qwest's name and/or any of Qwest's registered trademarks and services marks unless expressly authorized by Qwest in writing. Even if permission is granted, Representative shall immediately cease use of Qwest's marks on direction from Qwest and, in any event, at the termination of the Agreement.

                  iv.) Representative shall manage, direct, hire and train all personnel assigned to Qwest and Representative shall have sole responsibility for all salaries, wages and benefits of such employees. Representative shall only use telemarketing sales representatives who have satisfactorily completed Representative's sales training program.

                  v.) Representative shall maintain full, accurate and complete records and books of account, regarding the telemarketing services performed under the Agreement.


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                  vi.)     Representative shall be responsible for the
                           formulation of all scripts subject to prior review and written approval of Qwest. Written materials describing Qwest programs and procedures contained in telemarketing scripts shall not be used by Representative in any other manner without Qwest's prior written approval. Representative, its employees, agents, and contractors, shall use only the approved telemarketing script(s) and associated sales materials provided by Qwest for sales training and telemarketing sales generation. Representative, its employees, agents, and contractors shall not make any revisions to or materially deviate from the script of any other sales materials approved by Qwest without Qwest's written approval. Any scripts developed by Representative shall remain Representative's property.

                  vii.) As applicable under any federal, state or local law or regulation i) any party wishing not to be called shall immediately be added to Representative's DO NOT CALL list, ii) all names and telephone numbers and sales leads shall immediately be matched against the Direct Marketing Association and Representative's DO NOT CALL files and shall not be called, and iii) Representative shall submit a report to Qwest each week listing those who request to be added to the DO NOT CALL list.

                  viii.) Qwest reserves the right, without providing prior notice and to the event permitted by law, to monitor the handling of telemarketing calls where the telemarketing services are being performed and to ensure compliance with Qwest's scripts and sales materials.

         e.) The parties shall execute Amendments No. 1 and 2 as set forth in Exhibits F and G.

2.       COMMISSION

         Representative shall receive commissions in accordance with the commission structure set forth in Exhibit B, provided however, no commission shall be paid on then current LCI customers (except as specifically set forth in Exhibit B) or Qwest customers for the Services or on new customers that call Qwest directly to subscribe to the Services (other than inbound programs previously approved by Qwest in writing).

3.       RELATIONSHIP

         During the term of this Agreement and for as long as commissions are payable following termination or expiration, Representative shall not knowingly, directly or indirectly, encourage or solicit any Customer to discontinue using the Services. Except as permitted by the provisions of Section 15 hereof, neither Representative nor an affiliate of Representative shall enter into any oral or written agreement with a provider of residential


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         long distance services similar to this Agreement nor shall
         Representative, directly or indirectly, market, solicit or sell residential long distance of a competitor of Qwest (the term "long distance service" excludes for purposes of this Agreement internet telephony and 10xxx or "casual" calling). Representative shall not make any representations of rates, terms or conditions of the Services that conflict with the applicable tariffs or written information provided by Qwest. Representative is responsible for all expenses and obligations incurred by it as a result of its efforts to solicit Customers including all costs for third party verification (TPV). The terms and condition of the TPV contract, the costs associated therewith and identity of any TPV vendor shall at all times be subject to mutual approval of the parties hereto. The TPV contract shall be among Qwest, Representative and the TPV, provided however, both Qwest and Representative shall have the unilateral right to terminate the contract for inadequate performance by the TPV vendor after prior written notice and consultation with one another. Representative shall be responsible for payment of all income taxes due on Representative's income from the payments made to Representative by Qwest.

4.       CUSTOMER SERVICE AND OTHER CUSTOMER MATTERS

         a.) Representative shall not provide customer service with regard to the Services to Customers solicited by Representative, including billing, collections or repair service. Customers attracted by Representative are customers of Qwest and any termination or expiration of this Agreement shall have no effect on Qwest's relationship with such Customers. All information and data specific to the Customer's phone number and the long distance usage thereon obtained by Representative from Qwest Customers, potential customers or Qwest in connection with this Agreement (such information and data is referred to as the "Confidential Customer Telecommunications Information") shall be proprietary to Qwest and shall be governed by the Confidentiality Agreement. Representative shall in no event use or disclose such Confidential Customer Telecommunications Information, except to provide its services hereunder. All information and data regarding the Customer provided by Representative (including, without limitation, the name and address of the Customer) other than the Confidential Customer Telecommunications Information shall be proprietary to the Representative and its parent corporation and other entities owned or controlled by or under common control with Representative and its parent corporation (hereafter such parent corporation and other entities are referred to as the "Affiliates"), and shall be governed by the Confidentiality Agreement. Representative and its Affiliates shall have the right to use the phone number of the Customer in their business activities, subject to the restrictions under the first two sentences of Section 3 of this Agreement provided such name, address and phone number were known by Representative prior to the Customer becoming a Customer pursuant to this Agreement.


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         b.)      Qwest shall train, at each of Representative's telemarketing sites, Representative's trainers and supervisors with the intent that those employees will train the remainder of the employees, staff and agents affiliated with Representative. All other training and support shall be at Representative's expense unless otherwise agreed in writing by the parties hereto.

5.       PRODUCT LITERATURE AND MARKETING

         Representative, Representative's agents, contractors or franchisees shall not develop or use any product literature, telemarketing scripts or other marketing or sales material ("Marketing Material"), other than that provided by Qwest or approved by Qwest pursuant to this Agreement, without the prior written consent of Qwest. Qwest shall have ten (10) business days to approve the initial submittal of any Marketing Material, but any failure to so approve shall not be deemed approval. Thereafter, Qwest shall have five (5) business days to approve changes to the Marketing Material and any failure to approve or disapprove the changes shall be deemed approval. If Qwest does not approve the initial Marketing Materials, such disapproval shall be consistent with Qwest's general residential marketing guidelines, strategies and objectives and Qwest shall provide to Representative the reasons for such disapproval. If the initial Marketing Material is not approved within thirty (30) days of initial submission by Representative ("Material Period"), Representative may terminate this Agreement by providing written notice within ten (10) days following the Material Period.

6.       ORDER PROCESSING, BILLING AND COLLECTION

         a.) Qwest shall have the sole right to accept or reject all orders in its sole discretion but only for reasons relating to credit, fraud, invalid PIC authorizations, or the inability to provide Service in a geographic area. Qwest shall provide to Representative a suppression file stating the geographic areas where the Service is not available and Qwest shall update the file as needed to keep current. If geographic areas are added following submission of the initial suppression file, the Revenue Volume commitments in Section 4 of Exhibit B shall be reduced proportionate to the number of potential customers eliminated. Upon execution of this Agreement, Qwest shall provide to Representative a list of NECA and USINTELCO exchanges where Qwest does not provide the Services, which list may be updated by Qwest from time to time by written notice to Representative. Qwest shall provide installation and other services to the Customers, including customer service, consistent with that provided to other customers of Qwest. Representative agrees that all orders submitted to Qwest are subject to verification by Qwest for accuracy and completeness and/or the TPV process.

         b.) Representative shall submit to Qwest Verbal Authorizations and LOAs that are compliant in all respects with all laws and regulations. Further, Representative shall only use telemarketing scripts and LOAs that have been approved and


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                  authorized for current use by Qwest. In the event a local
                  exchange carrier (LEC) or any regulatory or judicial entity assesses or levies against Qwest or any Qwest Affiliate (defined herein as Qwest, any entity controlled by Qwest or its direct or indirect subsidiaries and any entity under common control with Qwest or its direct or indirect subsidiaries) any charges, fines, or forfeitures for invalid PIC authorizations relating to any Qwest Services ordered through or by Representative (collectively referred to as "Fines"), Representative shall promptly reimburse Qwest or Qwest Affiliate for all Fines plus a Qwest management fee not to exceed {Confidential portion omitted and filed separately with the Commission} per customer telephone number ordered through or by Representative that is deemed to be invalid and/or is not compliant with any law or regulation (defined herein as "Fees"), provided however, Representative shall not be liable for Fines or Fees if, in connection with the PIC change(s) relating to the Fee and/or Fine, Representative has fully complied with its obligations under this Section 6.b., the TPV process, the then current Policy (as hereinafter defined), Qwest's Verbal Authorization requirements and has used the LOA approved by Qwest, as applicable. The payment for any such Fees and Fines may be withheld by Qwest from otherwise payable commissions. Upon the request of Qwest, Representative shall promptly and in good faith provide to Qwest, Qwest Affiliate, or the LEC, at Representative's expenses, any documentation required by the LEC or regulatory agency regarding PIC selections or authorizations for customers sold hereunder. In addition, Representative shall completely and in good faith cooperate with Qwest and all LECs and regulatory and enforcement agencies in attempting to resolve all PIC selection and authorization and related disputes including, but not limited to, promptly responding to inquiries or complaints from governmental bodies or private individuals or entities and providing tape recordings, original LOAs, TPV data, and order forms containing customer signatures. Further Qwest, in its sole discretion and without obligation or liability for possible or actual reduction of commission payment to Representative, may suspend the acceptance of orders by Representative in any state where there is any investigation or litigation involving the sales practices or marketing activities of Representative. The obligations under this Section are in addition to Representative's obligations under Section 8 below. Notwithstanding the foregoing, if the number of PIC authorizations which have not been obtained in accordance with applicable legal requirements exceed {Confidential portion omitted and filed separately with the Commission} of the total PIC authorizations obtained by Representative hereunder, Qwest may terminate this Agreement.

         c.) Representative shall provide, at Representative's cost, a copy of "Qwest's POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION" ("Policy") including an "Acknowledgment" form as set forth in Exhibit D, to all employees, agents, contractors, or independent distributors involved in the selling of Qwest services. Qwest may modify such Policy from time to time and any such modifications shall be provided to Representative by written notice.


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                  Representative shall have such employee, agent, contractor, or independent distributor review the aforementioned policy and return to the Representative a signed "Acknowledgment" form, indicating they understand and will comply with the Qwest policy. Representative further agrees to produce a copy of the signed "Acknowledgment" form within forty-eight (48) hours, upon Qwest's request, for any such employee, agent, contractor, or independent distributor. If Representative does not comply with the request for providing a signed "Acknowledgment" form, then Qwest may suspend accepting LOAs hereunder and/or service order information or terminate this Agreement immediately.

7.       CONFIDENTIALITY

         The parties agree to abide by the terms of the Agreement set forth in Exhibit H ("Confidentiality Agreement"). Representative shall not disclose the terms and conditions of this Agreement to any person or entity without the prior written consent of Qwest.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 Representative represents, warrants and covenants to Qwest that as of the date of this Agreement and continuing for the term of this Agreement that:

                  a.)      Representative is a (check one):
                           (X) Corporation
                           (   ) Partnership
                           (   ) Sole Proprietorship

                           duly organized, validly existing and in good standing under the laws of Delaware, with a Federal EIN of
                                      , is qualified to do business in all
                           states necessary for the conduct of its business and has full and unrestricted power and authority to execute and perform under this Agreement.

                  b.) Representative has obtained all licenses, permits and other authorizations necessary to perform its obligations under this Agreement and shall maintain same, as required, in full force and effect during the term of this Agreement. Representative shall comply with all applicable tariffs and orders of judicial and regulatory bodies and all local, state and federal laws.

                  c.) Representative shall not participate in any pyramid or multilevel marketing system in conjunction with any person who has an agreement with Qwest. Representative shall 1) appoint a single point of contact for Qwest regarding all matters pertaining to this Agreement, 2) commit no act which would reflect unfavorably upon Qwest.


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                  d.)      Representative shall not knowingly solicit any
                           existing Qwest or LCI customer not originally sold by Representative, for the purposes of selling, upgrading or converting such account to Qwest service. Representative shall not knowingly solicit any existing Qwest or LCI customer for the purposes of converting such account to a competitor of Qwest.

                  e.) Representative agrees that the consummation of this Agreement is not in conflict in any respect with, and will not constitute a default under any other agreements or judicial or administrative orders to which Representative is a party or by which it may be bound;

                  f.) Representative is not in default or otherwise in non-compliance in any material respect with any contract, agreement or other arrangement for goods, services or technology, the termination of which might reasonably be expected to have a material adverse effect on Representative's ability to perform any of its obligations hereunder.

                  g.) Representative has the unencumbered right to use all information or data to be used by Representative in connection with its performance hereunder.

                  h.) Representative is not subject to any consent decree, judgment, injunction, restraining order, settlement agreement, or agreement or order similar in nature relating to the conduct of its business.

                  i.) In addition to its obligations under this Section 8 of this Agreement, Representative hereby covenants and agrees that during the term of this Agreement that it will notify Qwest in writing within three (3) business days of:

                           i.) Representative becoming aware of any investigation or threatened investigation of Representative's sales or marketing activities by any federal, state, or local governmental body or agency, that is related to the performance of this Agreement or

                           ii.) Representative becoming subject to or entering into any consent decree, judgment, injunction, restraining order, settlement agreement or agreement or order relating to the conduct of its business, that is related to the performance of this Agreement.

                  j.) Qwest may, at its sole discretion, exercised in a commercially reasonable manner and following written notice and a three (3) business day "cure" period, suspend the acceptance of orders from Representative in any state where there is an investigation or decree as described in Section 8.1.i following the receipt of any notice issued by Representative pursuant to

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                           Section 8.1.i or if no notice is sent following Qwest
                           becoming aware of any such investigation or decree. Qwest, at its sole discretion, exercised in a commercially reasonable manner, will determine if any order suspensions will be lifted.

                  k.) Representative shall, upon reasonable prior notice, provide to Qwest access to its books, records and operations so that Qwest may verify Representative's performance hereunder.

         8.2 Qwest represents, warrants and covenants to Representative that as of the date of this Agreement and continuing for the term of this Agreement that:

                  a.)      Qwest is a (check one):
                           (X) Corporation
                           ( ) Partnership
                           ( ) Sole Proprietorship

                           duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in all states where necessary for the conduct of its business and has full and unrestricted power and authority to execute and perform under this Agreement.

                  b.) Qwest has obtained all licenses, permits and other authorizations necessary to perform its obligations under this Agreement and shall maintain same, as required, in full force and effect during the term of this Agreement. Qwest shall comply with all applicable tariffs and orders of judicial and regulatory bodies and all local, state and federal laws.

                  c.) Qwest agrees that the consummation of this Agreement is not in conflict in any respect with, and will not constitute a default under any other agreements or judicial or administrative orders to which Qwest is a party or by which it may be bound;

                  d.) Qwest is not in default or otherwise in noncompliance in any material respect with any contract, agreement or other arrangement for goods, services or technology, the termination of which might reasonably be expected to have a material adverse effect on Qwest's ability to perform any of its obligations hereunder.

                  e.) Qwest is not subject to any consent decree, judgment, injunction, restraining order, settlement agreement or agreement or order similar in nature relating to the conduct of its business.


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                  f.)      In addition to its obligations under this Section 8
                           of this Agreement, Qwest hereby covenants and agrees that during the term of this Agreement that it will notify Representative in writing within three (3) business days of:

                           i.) Qwest becoming aware of any investigation or threatened investigation of Qwest's or Representative's sales or marketing activities by any federal, state, or local governmental body or agency, that is related to the performance of this Agreement; provided however, Qwest shall have no such obligation if in its good faith judgment such notice would impede the investigation, if it is requested by the investigating authorities to not so notify Representative, or if it is prohibited by law or court order.

                           ii.) Qwest becoming subject to or entering into any consent decree, judgment, injunction, restraining order, settlement agreement or agreement or order relating to the conduct of its business, that is related to the performance of this Agreement.

9.       INSURANCE

         Representative shall secure and maintain Workers Compensation, General Comprehensive Liability Insurance and Automobile Insurance in sufficient amounts to comply with all applicable laws and to cover its respective obligations under this Agreement, including claims for bodily and personal injury, death, property damage, and all other harm caused by or occurring in connection with Representative's performance under this Agreement. Further certificates of insurance shall be submitted to Qwest naming Qwest an ADDITIONAL INSURED on such policies as appropriate, prior to the execution of this Agreement. These certificates shall certify that no material alteration, modification or termination of such coverage shall be effective without at least thirty
         (30) days advance notice to Qwest. Upon request, Representative shall furnish insurance certificates as evidence of such coverage.

         At a minimum, Representative agrees to maintain the following insurance coverages.

         a.)      Comprehensive or Commercial General Liability Insurance:
                  $1,000,000 per occurrence combined single limit/$2,000,000 general aggregate and will include coverage for the use of independent contractors, products, and completed operations.

         b.)      Workers Compensation and Employer's Liability Insurance:

                  Workers Compensation in the statutory amounts and with benefits required by the laws of the state in which the Qwest Services are sold and the states (in which employees and/or Representative's independent contractors are hired, if the state(s) are other than that in which the Qwest Services are sold).

                  THE REQUIRED MINIMUM LIMITS OF COVERAGE SHOWN ABOVE WILL NOT IN ANY WAY RESTRICT OR DIMINISH REPRESENTATIVE'S LIABILITY UNDER THIS AGREEMENT.

10.      TRADEMARKS AND TRADE NAMES

         Representative shall sell the Services under the Qwest trademarks and trade names only in accordance with the manner of use approved in writing in advance by Qwest. Representative agrees to comply with any standards for usage of such trademarks and trade names issued or to be issued by Qwest from time to time. Representative shall not use in its business or trade or corporate name the name "Qwest" or any name of a service provided by Qwest, or the Qwest symbol, nor shall it use any trademark or service mark of Qwest or symbol related to Qwest without the prior, express written consent of Qwest as to the manner of such use, unless advance provision to do so is made in separate agreement between the parties. Without limiting the foregoing, Representative shall not, without Qwest's prior written consent as to the manner of use, advertise, market or provide information about Qwest services or use Qwest's trademarks, service marks, logos or other intellectual property, on the "Internet" or on any print or electronic media.

11.      TERM OF AGREEMENT AND TERMINATION

         a.) The initial term of this Agreement shall be until January 5, 2001, and the Agreement shall be renewed thereafter automatically on a year-to-year basis, unless sooner terminated as hereinafter provided, subject to and upon the terms and conditions herein specified. Either party may terminate this Agreement at any time during a renewal term upon giving the other party one hundred twenty (120) days prior written notice.

         b.) Qwest may terminate this Agreement upon written notice to Representative in the event of:

                  i.) Representative's failure to attain the monthly Collected Revenue level specified in Exhibit B.

                  ii.) Breach by Representative of any warranty or covenant under this Agreement, or if Representative defaults or fails to perform any obligation hereunder, provided however, if such breach, default or failure, is subject to cure. Representative shall have twenty
                           (20) days after written notice from Qwest to so cure, or such longer period as necessary to so cure provided Representative diligently and in good faith works to so cure in such longer period; and
                  iii.) Insolvency, bankruptcy, receivership or dissolution of Representative.

                  iv.) Representative violates any federal, state or local law or regulation in connection with its performance hereunder or Representative engages in, participates in, or allows the perpetration of any fraud against Qwest.

12.      INDEMNIFICATION

         Each party shall indemnify, defend and hold the other (and all officers, directors, employees, agents and affiliates thereof) harmless from and against any and all claims, demands, actions, losses, damages, assessments, charges, liabilities, costs and expenses (including, without limitation, interest, penalties, and attorney's fees and disbursements) which may at any time be suffered or incurred by, or be asserted against, any or all of them, directly or indirectly, on account of or in connection with:

         a.) The indemnifying party's default under any provision herein, breach of any warranty or representation herein, or failure in any way to perform any obligation hereunder; or

         b.) Bodily injury or damage to property (including death) to any person (including, without limitation, any employee of either party and any third person), and any damage to or loss of use of any property, arising out of or in any way relating to the services or pursuant, directly or indirectly, to this Agreement.

         Each party shall hold harmless and indemnify the other from and against any claim, cause of action, judgment, liability or expense relating to or arising out of the acts or omissions of that party's
         Representative's employees, contractors and agents.

13.      LIABILITY

         Except for Representative's liability for consequential damages, including lost profits, for any breach of the obligations in the first two sentences of Sections 3, Section 8.1.d., and Section 7, in no event shall either party be liable for special, indirect, incidental, or consequential damages, including loss of profits, arising from the relationship or the conduct of business contemplated herein. With the exception of willful misconduct, gross negligence and the amount of commissions due pursuant to Exhibit B, in no event shall Qwest's liability in connection with this Agreement exceed {Confidential portion omitted and filed separately with the Commission}. With the exception of willful misconduct and gross negligence, in no event shall Representative's liability in connection with this Agreement exceed {Confidential portion omitted and filed separately with the Commission}, provided however, {Confidential portion omitted and filed separately with the Commission}.

14.      MISCELLANEOUS

         Representative shall not assign this Agreement or any interest therein without Qwest's prior written consent. This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Provisions of this Agreement identified by the context to survive the termination or expiration of this Agreement shall so survive. This Agreement (including any Exhibits hereto) constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein.

15.      EXCLUSIVITY

         {Confidential portion omitted and filed separately with the Commission}

         Should Representative wish to acquire customers in excess of the commitments set forth in this Section 15, Qwest shall either:

         a.) accept those customers and pay Representative pursuant to this Agreement; or

         b.) allow Representative to solicit and sell such excess customers on behalf of another telecommunications provider, in which event Qwest shall have no liability to Representative for payment of any kind for such excess customers. The residential long distance customers sold on behalf of another telecommunications provider in accordance with this Section 15.b. shall be representative of the customers obtained for Qwest and in no event shall Representative reserve or provide for such other telecommunications provider a Cell, customer class, segment or group that is superior in any way to the customers obtained by Representative for Qwest hereunder. Notwithstanding the provisions of Section 3 to the contrary, Representative shall have the right to enter into oral or written agreements with providers of residential long distance service or otherwise deal with competitors of Qwest in order to provide for the sale of telecommunications service to such excess customers. Representative shall also have the right to enter into oral or written agreements with providers of residential long distance service or otherwise deal with competitors of Qwest in order to provide for the sale of telecommunications services to a person in databases and Cells, excluding Qwest Customers, disapproved by Qwest or to which marketing has been terminated pursuant to Section 1.c. of this Agreement.

16.      NOTICES

         All notices under this Agreement, whether addressed to Qwest or Representative, shall be sent by Certified Mail, Return Receipt Requested ("Certified Mail") or by a nationally recognized overnight delivery service ("Overnight Mail") and shall be deemed received on the date of delivery if delivered by Certified Mail and on the next business day if delivered by Overnight Mail.

         If to Qwest:               Qwest Communications Corporation
                                    1000 Qwest Tower
                                    555 Seventeenth Street
                                    Denver, Colorado 80202
                                    ATTN:  Legal Department

         With a copy to:            Qwest Communications Corporation
                                    4650 Lakehurst Court
                                    Dublin, OH 43016
                                    ATTN:  Legal Department

         If to Representative:      Quintelcomm, Inc.
                                    c/o Quintel Communications, Inc.
                                    One Blue Hill Plaza, Suite 500
                                    Pearl River, New York 10965
                                    ATTN:  Jeffery Schwartz

               With a copy to:      Geoffrey A. Bass, Esq.
                                    Feder, Kaszovitz, Isaacson, Weber,
                                    Skala & Bass LLP
                                    750 Lexington Avenue
                                    New York, New York 10022-1200

17.      ARBITRATION

         Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief, any claim or controversy arising out of or related to this Agreement, shall be settled by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration with the matter to be heard in Washington, D.C. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code) notwithstanding any choice of law provision in this Agreement. The parties agree that judgment upon the award rendered in such arbitration may be entered in and enforced by any court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its case. The cost of the arbitration, including the fees and expenses of the arbitrator(s) will be shared equally by the parties.

         Each of the parties shall select one arbitrator; the party requesting arbitration shall name its arbitrator together with its notice demanding arbitration and the other party shall name its arbitrator within fifteen (15) days after the giving of such notice. If the second party fails to notify the first party of the appointment of its arbitrator within the time specified, then the appointment of the second arbitrator shall be made in the same manner as provided for the appointment of a third arbitrator in a case where the two arbitrators appointed by the parties are unable to agree upon that appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and the two arbitrators shall together appoint a third arbitrator. If the two arbitrators are unable to agree upon that appointment within thirty
         (30) days after the appointment of the second arbitrator the third arbitrator shall be selected by the parties themselves if they can so agree within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or successor organization) in accordance with its ten-prevailing rules or if the American Arbitration Association (or successor organization) shall fail to appoint the third arbitrator within twenty (20) days after the request is made, then either party may apply, on notice to the other, to a justice of the Supreme Court of the State of New York for the appointment of the third arbitrator. Each arbitrator chosen or appointed pursuant to this Article shall have at least ten (10) years experience in a calling connected with the dispute; and the third arbitrator shall be a disinterested person and an attorney admitted to the practice of law for not less than fifteen
         (15) years and experienced in business and financial transactions. The arbitrators' decision shall be in writing, and counterparts shall be delivered to the parties. The arbitrators shall have no power to modify the terms of this Agreement and their jurisdiction is expressly so limited.

18.      NO WAIVER

         The failure of either party to insist on the strict performance of any terms, covenants and conditions of this Agreement at any time, or in any one or more instances, or its failure to take advantage of any of its rights shall not be construed as a waiver or relinquishment of any such rights or conditions any time and shall in no way affect the continuance in full force and effect of all the provisions and conditions of this Agreement.

19.      SEVERABILITY

         If any term or provision of this Agreement or any exhibit is found to be invalid or unenforceable in any situation or jurisdiction, such determination shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, and the remaining provisions of this Agreement and all exhibits shall remain in full force and effect.

20.      INTERPRETATION

         The parties have participated jointly in the negotiations and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

21.      THIRD PARTY BENEFICIARY

         This Agreement confers no rights of any kind upon any third party.

22.      INDEPENDENT CONTRACTOR

         Representative is an independent contractor and not an agent or employee of Qwest. Representative has no authority to act for or on behalf of Qwest. Representative is not authorized to incur any obligation on behalf of Qwest or to bind Qwest in any manner whatsoever. Qwest shall incur no obligation to employees, contractors or other parties utilized by Representative in selling services to customers for Qwest. Such individuals shall at all times remain employees, agents or contractors of Representative.

23.      AUDIT

         Qwest shall provide reports regarding the customers obtained through Representative with respect to the following information:

         a.) A residential Commission Summary Report containing billed revenue information by ANI by service type on a monthly basis;

         b.) A weekly report of all residential Customer Account Record Exchange ("CARE") codes by ANI including the In-House Disconnect Report (2200 Report); and

         c.)      A weekly First Call Report by ANI.

         The parties shall mutually agree in writing on any additional reports or information regarding Representative-sold Customers reasonably requested by Representative.

         Not more than twice annually and upon not less than fifteen (15) days written notice to the other party, Representative shall have the right to engage a certified public accounting firm or such other assistance, other than the assistance of a direct competitor, as it deems desirable to conduct an audit of all books and records of Qwest directly related to the calculation and/or payment of commissions hereunder by either, but excluding the call detail of Qwest customers and Qwest switch tapes. Either party may require any person or firm retained for this purpose to execute a nondisclosure agreement in favor of the other party. Such audit shall be conducted during regular business hours at Qwest's offices where such books and records are regularly maintained and shall be paid for by the requesting party. If the Audit discloses any overpayments of commissions by Qwest, Qwest will have the right to offset Representative commissions against any commissions due or owed.

         In the event that as a result of such audit, Representative alleges an underpayment to Representative of its commissions due hereunder, Representative shall have the right to appoint an independent firm of certified public accountants to examine such books and records, and in the event that such accountants and Qwest's firm of certified public accountants are unable to resolve the discrepancy within thirty (30) days thereafter, the two accounting firms shall appoint a third firm of certified public accountants to resolve the dispute and the decision of such third accounting firm shall be final and binding upon Qwest and Representative. Qwest shall forthwith pay to Representative the amount of any underpayment determined to be due to Representative, and Representative shall forthwith pay to Qwest the amount of any overpayment ultimately determined to be due to Qwest. The costs of the third accounting firm engaged pursuant to this paragraph shall be paid by Representative, unless it is ultimately determined that there has been an underpayment to Representative of its commissions, in which case Qwest shall pay the cost of the third accounting firm. In addition, if the underpayment is greater than five percent (5%) of the commission payment(s) to Representative in issue, Qwest shall pay the costs for Representative's first accounting firm.

24.      FORCE MAJEURE

         Neither Qwest nor Representative will be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations result from (a) compliance with any law, ruling, order, regulation, requirement of any federal, state or municipal government or department or agency thereof or court of competent jurisdiction; (b) acts of God; (c) acts or omissions of the other party; (d) fires, strikes, war, insurrection or riot; (e) or any other cause beyond its reasonable control. Any delay resulting therefrom will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

25.      EFFECTIVE

         This Agreement shall become effective only upon approval and signature of an officer of Qwest.

26.      SURVIVAL

         The obligations set forth in the first two sentences of Section 3,
         Section 7, Section 12, Section 13, the last paragraph of Section 2 of Exhibit B and any other provision by its context that is intended to survive the termination or expiration of this Agreement, shall so survive.

IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound.


QWEST COMMUNICATION SERVICES                  QUINTELCOMM, INC.


By:    /s/                                   By:      /s/ Jeffrey Schwartz
       ----------------------------                   -------------------------
Title:                                       Title:   Chairman
       ----------------------------                   -------------------------
Date:                                        Date:    10/28/98
       ----------------------------                   -------------------------

                                                                       EXHIBIT A

I. Representative's nonexclusive territory ("Territory") shall be the contiguous forty-eight states of the Continental U.S. and Hawaii (excluding exchanges of members of the National Exchange Carrier Association, commonly known as "NECA", and the United States Independent Telephone Company organization, commonly known as "USINTELCO"). If Qwest offers other territories in the US to other residential sales representatives selling on a national basis, such other territories shall be added to Representative's territory hereunder.


II.      Services:

         1.       Q,Home
         2.       9(cent) per minute (interstate) 24 hours/7 days with $4.95 MRC
         3.       Difference Card and WorldCard Plus calling card
         4.       Home 800
         5.       Residential base international
         6.       Residential International Tell the World


III. The services shall include substantially similar services of Qwest's affiliated corporations. All Services and rates will be provided in accordance with Qwest's tariffs and are subject to change in accordance with Section 1 of the Agreement. Day, Evening and Night/Weekend periods are as defined in Qwest's tariffs.

                                                                       EXHIBIT B

                                   COMMISSIONS

1.       INSTALLATION COMMISSION

         During the term of this Agreement, Qwest shall pay Representative {Confidential portion omitted and filed separately with the Commission} for each newly installed Customer for the Services in the Territory upon said Customer's first usage, provided said usage is within {Confidential portion omitted and filed separately with the Commission} from installation ("Installation Commission(s)"). "First usage" shall be defined as any activity on either Qwest's Dial One service or connected calling card service. "Newly installed customers" shall include Customers obtained by Representative hereunder who previously had Qwest or LCI residential service and disconnected that service but who were not previously obtained by Representative hereunder or under the LCI agreement. Neither Installation Commissions nor Usage Commissions shall be paid on LOAs or Verbal Authorizations submitted from customers who are existing Qwest or LCI residential customers, home 800 accounts or for any usage on a calling card service that is not a connected calling card service. "Connected calling card service" shall mean calling card service where there is at least one call made on "Dial One" service (sometimes called "PIC'd service") that is provided by Qwest in conjunction with the calling card. {Confidential portion omitted and filed separately with the Commission}.

2.       USAGE COMMISSION

         Subject to Section 2.a., Qwest shall pay Representative a commission on "Billed Revenue" for sales of the Services in the Territory pursuant to this Agreement ("Usage Commission(s)"). Usage Commissions shall be payable for "newly installed Customers" and for Customers originally obtained by Representative who disconnected and were resigned by Qwest by using a Representative-funded promotion.

                     BILLED REVENUE                         COMMISSION
                                                               RATE

         {Confidential portion omitted and filed separately with the Commission}

                                                                       EXHIBIT B


         Except as set forth in the following sentence, Usage Commissions shall be paid following termination or expiration of this Agreement for any reason until the date Usage Commissions equal or are less than {Confidential portion omitted and filed separately with the Commission}, for a consecutive two (2) month period, provided Representative does not knowingly, directly or indirectly, engage in a program to encourage or solicit Customers to discontinue using the Service. No commission shall be payable following the termination of this Agreement by Qwest in connection with Representative's failure to comply with any obligation under the first sentence of Section 3 of this Agreement.

         a.) Qwest shall pay Usage Commissions based on interchange toll billed by Qwest to Customers for the Services sold hereunder including "Qwest Surcharges" and excluding taxes and "Mandated Surcharges", less a percentage related to Qwest estimated unbillables, uncollectables and LEC holdbacks ("Percent"), which Percent is currently {Confidential portion omitted and filed separately with the Commission} (referred to as "Billed Revenue"). Mandated Surcharges shall mean government or LEC mandated charges passed through by Qwest to the Customer essentially without mark-up, including but not limited to PIXIE charges and universal service funds charges. Qwest Surcharges shall mean all surcharges other than Mandated Surcharges. Qwest Surcharge and Mandated Surcharges may be combined into one surcharge in a Customer's bill.

                  {Confidential portion omitted and filed separately with the Commission}

         b.) Qwest reserves the right to reduce from commissions any amount due to Qwest by Representative under this Agreement.

         c.) Customers and the associated "Billed Revenue" obtained by Representative pursuant to the Residential Distributor Program Agreement, ("LCI Agreement"), dated January 5, 1998, between LCI International Telecom Corp. ("LCI") and Representative shall be included as Billed Revenue hereunder for purposes of paying Usage Commissions and calculating the Commission Rate.

                                                                       EXHIBIT B


3.       PAYMENT OF COMMISSIONS

         Installation Commissions will be paid by Qwest approximately fifteen
         (15) days following the availability of the first usage occurrence report (but in no event longer than thirty (30) days following the month of installation), as long as first usage occurs no later than one hundred twenty (180) days after install by Qwest. Usage Commissions will be paid by Qwest approximately forty-five (45) days following the end of the month in which the Billed Revenue is billed.

4.       REVENUE VOLUME COMMITMENTS

         Representative shall generate and maintain the following monthly Revenue (defined as Billed Revenue minus the Percent) within the applicable Measuring Periods:

{Confidential portion omitted and filed separately with the Commission}

         Average Revenue shall be determined at the end of each Measuring
Period.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

QWEST COMMUNICATIONS SERVICES                        QUINTELCOMM, INC.

By: /s/                                       By:      /s/Jeffrey Schwartz
  ------------------------                         -------------------------

Title:                                     Title:      Chairman
  ------------------------                         -------------------------

Date:                                       Date:    10/28/98
  ------------------------                         -------------------------

                                                                       EXHIBIT C

Inbound and outbound telemarketing ("Verbal Authorizations") and by obtaining Customer-executed, written Primary Interchange Carrier ("PIC") change authorizations in mutually agreed upon form ("LOA") through direct mail campaigns all in accordance with the then applicable federal and state laws and regulations regarding PIC change authorizations. Representative shall record all Verbal Authorizations. Representative understands that Verbal Authorizations obtained by outbound telemarketing and by inbound telemarketing in certain states shall be subject to third party verification ("TPV") as described in section 3 of this Agreement.

                                                                       EXHIBIT D
                                                               Page 1 of 4 Pages

               "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING
                                   PREVENTION"

             ADVISORY TO ALL REPRESENTATIVES SELLING QWEST SERVICES:

All Representatives/Distributors selling Qwest's long distance service must carefully read the contents of this document. It will explain Qwest's policies and procedures for the sale of Qwest long distance services. The purpose of this document is to explain what can cause unauthorized switching of a customer, the importance of preventing such switching, and the seriousness of the matter to Qwest, its authorized Representatives, and their independent distributors. This document includes an "Acknowledgment" that must be read, signed, and returned to the Representative/Distributor by each individual selling Qwest services. Representatives/Distributors must make a signed copy of this document available to Qwest, upon request.

A.       COMMON CAUSES OF SLAMMING:

- Incorrect telephone number on submitted LOAs - means that incorrect telephone number is switched without the customer's written consent.

- The submitted LOA is illegible and directly causes the person that keys the order into the system to enter the wrong name and/or phone number.

- The person who "authorized" switching carriers really didn't have the authority to make the switch. Sometimes receptionists, secretaries or assistants authorize a switch to qualify for some sort of premium or other inducement.

- A simple misunderstanding when one partner doesn't tell the other partner about selecting a new long distance service. This is especially true when it is the other person who reviews or pays the bills. The bill-paying partner sees a new long distance carrier name and thinks something is wrong. Please ask your customers to inform the appropriate persons about changing long distance carriers.

- Signing someone up just to "get the sale" or reach a qualification or commission level.

- Signing someone up, without the customer's knowledge, as a result of spending a lot of time with a decision-maker and assuming that the person would be satisfied with Qwest service.

B.       EFFECTS OF SLAMMING:

-        It is illegal and will not be tolerated by Qwest!

- Creates a bad image and adversely affects Qwest's and the Sales Agent/Distributor's reputation.

-        Takes time to investigate and correct.

-        If we can get information verified (correct), it will save on:

         1.   Order rejects

         2.   Returned mail

         3.   Time to process valid and accurate orders.

                                                                       EXHIBIT D
                                                               Page 2 of 4 Pages

-        Frustrating experience for the company that was slammed.

- Usually the local telephone company levies a charge to make the initial switch to Qwest and then charges again to switch the affected customer back to the original long distance company. Qwest and then the distributor and its sales agents are billed for these costs. These Qwest charges will probably be billed by distributors to their sales agent. This leads to serious consequences for the agent, including termination of the sales agent relationship with Qwest.

QWEST AS WELL AS FEDERAL, STATE, AND LOCAL REGULATORY AGENCIES VIEW "SLAMMING" AS A VERY SERIOUS PROBLEM. THE FCC CAN IMPOSE SIGNIFICANT FINES ON A PER VIOLATION BASIS.

C.       HOW CAN A REPRESENTATIVE/DISTRIBUTOR PROTECT AGAINST SLAMMING:

- You are strongly encouraged to verify information against each new customer's actual telephone bill for each LOA.

- The person signing the LOA should be a person with authority to act on behalf of the company or the person whose name appears on the telephone bill. It is essential that the person signing the LOA has authority to change long distance carriers. Note that children, roommates, receptionists, secretaries and assistants typically do not have the authority to change long distance carriers for an individual or a company. If the person signing the LOA is different from the person with the actual authority to do so, you should attempt to contact the other person. While this policy might jeopardize some sales orders, it should give you a chance to retain sales by demonstrating your concern and professionalism.

- Take your time. Review the LOA for accuracy and legibility, especially the telephone number. Confirm the person's telephone number.

-        NEVER sign someone else's name on an LOA or any other document!

-        Don't force a sale that is not there.

                                                                       EXHIBIT D
                                                               Page 3 of 4 Pages

ACKNOWLEDGMENT

This will verify that I have received, read, understand, and will comply with the document entitled "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION". I fully understand and appreciate my obligations as a Qwest sales agent OR INDEPENDENT CONTRACTOR not to engage in or facilitate the practice of "slamming" customers. I understand that Qwest will not tolerate further occurrences of "slamming", and that Qwest will take whatever actions are necessary to protect against slamming including, without limitation, termination of the sales agent relationship and enforcement of all applicable legal rights and remedies.


/s/Jeffrey Schwartz
------------------------------------------------------
Signature of Representative Selling Qwest Long Distance

Date     10/28/98
         ---------------------

/s/Jeffrey Schwartz
------------------------------------------------------
Print Name

Home Phone Number
                  ----------------------------

/s/Quintel Communications
------------------------------------------------------
Print Name of Company

Channel Code
             ------------------

Organization Code
                 -------------

                                                                       EXHIBIT D
                                                               Page 4 of 4 Pages


                          ACKNOWLEDGMENT BY SALES AGENT

This will verify that on behalf of Quintel Communications, I have received, read, understand, and will distribute the document entitled "QWEST'S POLICIES AND PROCEDURES REGARDING SLAMMING PREVENTION" to the individuals responsible for selling Qwest International Long Distance Service. We fully understand and appreciate our obligations as a Qwest sales agent not to engage in or facilitate the practice of "slamming" customers. We understand that Qwest will not tolerate further occurrences of "slamming", and that Qwest will take whatever actions are necessary to protect against slamming including, without limitation, termination of the sales agent relationship and enforcement of all applicable legal rights and remedies.


/s/Jeffrey Schwartz                                        Date      10/28/98
---------------------------------------------                        ---------
Signature of Representative

/s/Jeffrey Schwartz
---------------------------------------------
Print Name

Business Phone Number
                     ------------------------

/s/Quintel Communications
---------------------------------------------
Print Name of Company

Channel Code
            ---------------------------------

Organization Code
            ---------------------------------

                                                                       EXHIBIT E


                           MINIMUM COMPUTER EQUIPMENT

I. The following IBM compatible equipment shall be used by Representative for the purpose of account information and the electronic transfer of LOAs to Qwest. All reporting to the Representative by Qwest shall be done via electronic files.

         A.       Hardware

                  1. PC Compatible with a Pentium 100+ MHz, recommended; 486 66 MHz, minimum

                  2.       16 Meg of RAM on board, minimum

                  3.       520 MB IDE Hard Drive, minimum

                  4. 28.8 internal/external FAX modem, recommended; 14.4 minimum

                  5.       VGA color Monitor, minimum

                  6.       101 keyboard style

                  7. A working printer for reports. A wide carriage type (EPSON FX) is preferred but not necessary.

         B.       Software

                  1.       DOS 6.20 or better

                  2. Windows 3.11 for work groups (Windows 95 is also supported)

                  3. Communications package (Quicklink or PROCOMM PLUS is preferred, but not necessary.)

                  4.       Microsoft Office (Optional)

                  5. Microsoft Access, Version 2.0 (Office 97 version not supported) if using current versions of Qwest provided data entry software.

                  6. Microsoft Internet Explorer (most recent version), recommended; Netscape, optional

                  7.       Wildcat browser - Qwest provided

II. Distributor may use its own or other programs for electronic submission of LOAs, as long as files meet Qwest file type and layout requirements.

III. The above listing is a minimum guideline and is subject to change by Qwest. Qwest should be contacted prior to any purchases of equipment or software for confirmation of latest standards.

IV. Qwest does not currently support an Apple/Macintosh or UNIX environment.

                                                                       EXHIBIT F
                                                               Page 1 of 3 Pages

                                 AMENDMENT NO. 1

This Amendment, effective as of September 1, 1998, amends the amended Residential Distributor Program Agreement, dated September 1, 1998 ("Agreement"), by and between LCI International Telecom Corp., d.b.a. Qwest Communications Services ("Qwest") and Quintelcomm, Inc. ("Representative").

1.       The Agreement is hereby amended as follows:

         A. During the term of the Agreement, Representative shall, working in cooperation with {Confidential portion omitted and filed separately with the Commission} offer a program known as "Fly Free America", whereby newly acquired Qwest customers receive a pair of free airline ticket vouchers after being a PIC'd Qwest customer for 60 consecutive days and a second pair of free airline ticket vouchers after being a PIC'd Qwest customer for 240 consecutive days. The airline tickets must be used in conjunction with the "Fly Free America" program. The vouchers shall be redeemable for domestic departure to 31 resort destinations through major U.S. airlines including Continental, United, Delta, U.S. Airways, Hawaiian Airlines, Alaska Airlines and other mutually agreed upon airlines, with blackout periods no more than 10% of the calendar year. The cost of the vouchers, TPV, IVR and fulfillment expenses shall be Representative's responsibility. The foregoing shall be referred to as the "Airline Program".

                  Representative shall provide an inbound toll free number for use by customers in obtaining responses to customer's questions. The Airline Program is separate and distinct from other promotional programs previously authorized by Qwest including but not limited to astrological promotions.

         B. Representative shall not market a program similar to the Airline Program on behalf of any competitor of Qwest provided that:

                  1.) Qwest accepts all customer volume generated by the Airline Program through March 1, 1999 ("Test Period") and,

                  2.) Qwest may modify or terminate the Airline Program upon 60 days prior written notice to Representative, with any such termination or modification being effective no earlier than March 1, 1999, but any such modification may be limited to a reduction of the number of customers Qwest is required to accept provided that such acceptance rate may not be less than the previous quarter's average monthly sales rate, and

                                                                       EXHIBIT F
                                                               Page 2 of 3 Pages


                  3.) Notwithstanding Section 3 of the Agreement, Qwest understands that Representative's arrangement regarding the marketing of the "Fly Free America" Airline Program for long distance services is not exclusive with respect to print or point of purchase advertising, and that Representative will receive revenue in connection with print or point of purchase marketing of long distance service using programs similar to the "Fly Free America" Airline Program.

         C. During the Test Period Quest shall not solicit any current or new third party sales representative to offer a program similar to the Airline Program. Until September, 1, 1999, Qwest will not enter into a third party sales representative contract with any person or entity whose primary offer is a program similar to the Airline Program. Any existing third party sales representative of Qwest may utilize a program similar to the Airline Program as long as Qwest has complied with the first sentence of this Paragraph 1.C.

         D. The parties shall review the success of the Airline Program in January, 1999, including consideration by Qwest of paying an "up-front" commission.

         E. Representative shall provide Qwest with a rolling day forecast of sales for the Airline Program.

         F. No other promotions shall be used by Representative to market Qwest Services under the Airline Program (other than the free airline vouchers described in Paragraph 1.A. hereof).

         G.       Upon termination of the Airline Program pursuant to Section
                  B.2. hereof, Representative may market a program similar to the Airline Program on behalf of a competitor of Qwest to any Cell disapproved by LCI or to any "excess" customers pursuant to Section 15 of this Agreement.

         H. Notwithstanding Sections 1 and 2 of Exhibit B of the Agreement, Qwest shall pay Representative as follows for customers obtained pursuant to this Amendment:

                  1.) {Confidential portion omitted and filed separately with the Commission} for each Qwest customer whose long distance service is confirmed by the LEC as switched to Qwest, and

                                                                       EXHIBIT F
                                                               Page 3 of 3 Pages


                  2.) {Confidential portion omitted and filed separately with the Commission} of the Billed Revenue for such customers (including Qwest Surcharges and excluding taxes and Mandated Surcharges, less the percentage related to Qwest estimated unbillables, uncollectibles and LEC hold backs described in
                           Section 2.A. of Exhibit B of this Agreement).

         I. All capitalized terms not defined herein shall be as defined in the Agreement.

II. All other terms and conditions of the Agreement remain unchanged.

QWEST COMMUNICATIONS SERVICES

By:
   --------------------------------

-----------------------------------
(Print Name and Title)

QUINTELCOMM, INC.

By:      /s/Jeffrey Schwartz
         --------------------------

 Jeffrey Schwartz, Chairman
 ----------------------------------
(Print Name and Title)

                                                                       EXHIBIT G

                                 AMENDMENT NO. 2

This Agreement amends the Residential Distributor Program Agreement, dated September 1, 1998 ("Agreement"), by and between LCI International Telecom Corp., d.b.a. Qwest Communications Services ("Qwest") and Quintelcomm, Inc. ("Representative").

I.       The Agreement is hereby amended as follows:

         A. This Amendment shall be effective for August, September and October 1998 only. Representative shall obtain at least {Confidential portion omitted and filed separately with the Commission}. The commissions due as a result of the first usage for the {Confidential portion omitted and filed separately with the Commission}such Customers each month shall be as set forth in the Agreement. The commissions due as a result of the first usage for the next {Confidential portion omitted and filed separately with the Commission} Commission payments under this Amendment may be made based on good faith estimates by Qwest. A "true up" shall be performed when adequate and accurate reporting is available and additional payments or chargebacks, as applicable, shall be made.

                  After obtaining at least {Confidential portion omitted and filed separately with the Commission} installed Customers in any month, Representative may, following written notice to Qwest, accelerate the start of obtaining the "second" {Confidential portion omitted and filed separately with the Commission} installed Customers, that would otherwise begin in the following month.

         B. All capitalized terms not defined in the Amendment shall be as defined in the Agreement.

II. All other terms and conditions of the Agreement remain unchanged.

QWEST COMMUNICATIONS SERVICES

By:                                                  Date
   -----------------------------                           -------------------

--------------------------------
(Print Name and Title)

QUINTELCOMM, INC.

By:      /s/ Jeffrey Schwartz                        Date      10/28/98
         -----------------------                          --------------------

 Jeffrey Schwartz, Chairman
----- --------------------------
(Print Name and Title)

                                                                       EXHIBIT H

                            CONFIDENTIALITY AGREEMENT

This is a Confidentiality Agreement dated September, 1998, between LCI International Telecom Corp., d.b.a. Qwest Communications Services and Quintelcomm, Inc.

The parties to this Confidentiality Agreement have agreed to the following terms governing the confidentiality of certain information to be exchanged between the parties:

DEFINITIONS

A. For the purposes of this Confidentiality Agreement, "Confidential Information" means all information in whatever form transmitted relating to the past, present, or future business affairs, including without limitation, research, all Qwest customer information, development, or business plans, operations or systems, of either party or a third party whose information either party has in its possession under obligations of confidentiality, which (i) is disclosed by either party or its affiliates, or (ii) is produced or developed during the working relationship between the parties and which could, if disclosed, result in competitive harm to either party. Confidential Information shall also include the terms and conditions of the Residential Distributor Program Agreement dated September 1, 1998, between the parties hereto ("Representative Agreement").

         Confidential Information shall not include any information of either party that (i) is already known to the other party at the time of its disclosure; (ii) is or becomes publicly known through no wrongful act of either party; (iii) is communicated to a third party (other than a "third party verifier" with express written consent of the nondisclosing party; (iv) is lawfully required to be disclosed by law, provided that before making such disclosure the disclosing party shall promptly give the nondisclosing party written notice and an adequate opportunity to raise an objection or take action to assure confidential handling of such information.

B. The term "affiliate" shall mean any person or entity controlling, controlled by or under common control with a party.

USE OF INFORMATION

The parties hereto mutually agree to:

A. Use the Confidential Information solely for the performance of their respective obligations under the Representative Agreement and shall not use the Confidential Information for any other reason whatsoever.

                                                                       EXHIBIT H


B. As long as the Confidential Information is confidential, neither party shall disclose any Confidential Information it receives from the other party to any person or entity except employees of the parties and its affiliates who have a need to know and who have been informed of the other party's obligations under this Confidentiality Agreement. The parties shall use not less than the same degree of care to avoid disclosure of such Confidential Information as each party uses for its own confidential information of like importance and, at a minimum, shall exercise reasonable care.

OWNERSHIP

All Confidential Information disclosed by either party under this Confidentiality Agreement in tangible form (including, without limitation, information incorporated in computer software or held in electronic storage media) shall be and remain property of the disclosing party.

All such Confidential Information shall be returned to the disclosing party promptly upon written request and shall not be retained in any form by the other party. The rights and obligations of the parties under this Confidentiality Agreement shall survive any such return of Confidentiality Information.

TERMINATION

In the event of termination of the Representative Agreement, all rights and obligations under this Agreement shall survive with respect to Confidential Information disclosed prior to such termination.

LIABILITY

A. The parties acknowledge that Confidential Information is valuable and unique and that disclosure will result in irreparable injury to the disclosing party. Accordingly, the parties agree that in the event of a breach or threatened breach of the terms of this Confidentiality Agreement, the disclosing party shall be entitled to an injunction in addition to and not in lieu of any other legal or equitable relief including money damages.

B. Neither party shall in any way or in any form disclose, publicize or advertise in any manner the discussions that are the reasons for this Confidentiality Agreement or the discussions or negotiations covered by this Confidentiality Agreement without prior written consent of the other party.

                                                                       EXHIBIT H

C. The disclosing party shall not have any liability or responsibility for errors or omissions in any Confidential Information disclosed under this Confidentiality Agreement or for any business decisions under this Confidentiality Agreement.

COMPLETE AGREEMENT; AMENDMENTS; GOVERNING LAW

This Confidentiality Agreement (i) is the complete agreement of the parties concerning this subject matter and supersedes any prior such agreements; (ii) may not be amended except in writing signed by both parties; (iii) shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law provisions; and (iv) is executed by authorized representatives of each party.

QWEST COMMUNICATIONS SERVICES

By
  ----------------------------
Title
     -------------------------

QUINTELCOMM, INC.

By       /s/ Jeffrey Schwartz
  ----------------------------
Title    Chairman
     -------------------------